Exhibit 10.3

RAYTHEON COMPANY

INCENTIVE STOCK OPTION AGREEMENT

This Agreement made as of «grant_date» between Raytheon Company (the “Company”) and

«optionee»	«ssn2»

(the “Optionee”). In consideration of the agreements set forth below, the Company and the Optionee agree as follows:

1. Grant. An Incentive Stock Option (the “Option”) is hereby granted by the Options Subcommittee of the Management Development and Compensation Committee as administrator of the Plan, to the Optionee, to purchase that number of shares of Raytheon Common Stock, $0.01 par value per share (the “Common Shares”) set forth below, subject to the following terms and conditions and to the provisions of the Raytheon Company 2001 Stock Plan (the “Plan”), as amended from time to time, the terms of which are incorporated by reference herein.

Number of Common Shares Subject to Option	Price Per Share	Exercise Period Commencement Date	Exercise Period Expiration Date
«ISO1»	$«price»	«exercise_date_1»	«expire_date»
«ISO2»	$«price»	«exercise_date_2»	«expire_date»
«ISO3»	$«price»	«exercise_date_3»	«expire_date»

2. Exercise. An Option may be exercised through Smith Barney, in the manner set forth in Section 7, specifying the number of shares as to which the Option is being exercised, accompanied (except as otherwise provided in Section 3 below) by full payment for such shares in the form of check or bank draft payable to the order of Smith Barney or other shares of the Stock with a current Fair Market Value equal to the Option Price of the shares to be purchased. Receipt by Smith Barney of such notice and payment shall constitute the exercise of the Option or a part thereof. Within 20 days thereafter, Smith Barney shall deliver or cause to be delivered to the Optionee a certificate or certificates (or other evidence of ownership) for the number of shares then being purchased. Such shares shall be fully paid and nonassessable. If such shares are not at that time effectively registered under the Securities Act of 1933, as amended, the Optionee shall include with such notice a letter, in form and substance satisfactory to the Company, confirming that such shares are being purchased for the Optionee’s own account for investment and not with a view to distribution.

3. Cashless Exercise. In lieu of payment by check, bank draft or other Common Shares, an Optionee may, unless prohibited by applicable law or Company policy, elect to effect payment by delivering sale instructions to Smith Barney a number of the shares subject to the Option being exercised sufficient, after brokerage commissions, to cover the aggregate exercise price of such Option and, if the Optionee further elects, the Optionee’s withholding obligations with respect to such exercise referred to in Section 15.8 of the Plan, together with irrevocable instructions to Smith Barney to sell such shares and to remit directly to the Company such aggregate exercise price and, if the Optionee has so elected, the amount of such withholding obligation. The Company shall not be required to deliver to Smith Barney any stock certificate (or other evidence of ownership) for such shares until it has received from Smith Barney such exercise price and, if the Optionee has so elected, such withholding obligation amount.

4. Cessation of Active Service. If an Optionee ceases to be an active employee, consultant or non-employee Director of the Company or any Affiliate other than by reason of death or retirement, absent in any case a determination by the Committee to the contrary, any Options which were exercisable by the Optionee on the date of cessation of active employment may be exercised no later than the earlier of (a) the expiration date of the Option or (b) the respective periods listed below. Notwithstanding the foregoing, in the event an Optionee fails to exercise an Incentive Stock Option within three months after cessation of employment with the Company or a Related Corporation, such Option will be treated as a Non-Statutory Stock Option pursuant to Section 422 of the Code. The respective periods following cessation of active employment in which exercisable Options may be exercised are as follows:

Reason for Cessation of Active Employment	Period Following Last Day of Active Employment Within Which Option May Be Exercised
Medical Leave of Absence*	During such leave
Discharge for Cause or other severance of employment determined by Committee to warrant termination of option	None
Layoff or other involuntary termination without Cause*	Three Years
Voluntary termination (non-retirement)	Three Months

*	If you exercise this option on a date which is more than three months following your last workday, the special tax treatment applicable to incentive stock options under Sections 421(a) and 422(a) of the Internal Revenue Code shall cease to apply. You should consult your own tax advisor regarding the timing of your exercise.

5. Death of Optionee. If an Optionee’s employment terminates because of death, the Options shall be fully vested automatically without regard to whether any applicable vesting requirements in the Grant Agreement have been fulfilled, and the Options may be exercised at any time before the expiration date, but only by the Optionee’s estate or by the person(s) who acquired the right to exercise such Option by bequest or inheritance or by reason of the death of the Optionee.

6. Retirement of Optionee. If an Optionee’s employment terminates because of Retirement, any Options which were granted at least one year prior to the date of termination of employment will vest in accordance with the Vesting Period specified in the Grant Agreement and may be exercised any time before their expiration date, provided such Options are exercisable on the exercise date. Notwithstanding the foregoing, in the event an Optionee fails to exercise an Incentive Stock Option within three months after the date of his or her retirement, such Option will be treated as a Non-Statutory Stock Option.

7. Procedure for Exercise. The Option may be exercised by the Optionee (or in the event of the Optionee’s death the persons specified in Section 5) by calling a Smith Barney customer service representative or by accessing the Smith Barney online benefit website. The Optionee must remit to Smith Barney notice and payment pursuant to the procedure specified in Section 2 above (except as otherwise provided in Section 3 above) to complete the Option exercise. The date of exercise shall be the date such notice is received by Smith Barney (provided full payment, required by Section 2, or evidence required by Section 3, is tendered therewith) unless a later date is specified in the notice.

8. Withholding Taxes. The Company or Smith Barney shall have the right to require the Optionee to remit to the Company, or to withhold from other amounts payable to the Optionee as compensation or otherwise, an amount sufficient to satisfy all federal, state and local tax withholding requirements.

9. Disposition of the Option. The Option may be exercised only by the Optionee during his or her lifetime, by legatees of such Optionee under the Optionee’s will or by his or her executors, personal representatives or distributees and may not be transferred other than by will or the applicable laws of descent and distribution. The Option shall not otherwise be transferred, assigned, pledged or hypothecated for any purpose whatsoever and shall not be subject, in whole or in part, to execution, attachment or similar process. Any attempted assignment, transfer, pledge or hypothecation or other disposition of the Option, other than in accordance with the terms set forth herein, shall be void and of no effect.

10. Rights as Stockholder. Neither the Optionee nor any other person entitled to exercise the Option under the terms hereof shall be considered a stockholder or have any of the rights or privileges of a stockholder of the Company in respect of any of the Common Shares issuable upon exercise of the Option unless and until certificates for Common Shares are issued to him or her upon payment in full of the option exercise price in the manner specified herein and in the Plan.

11. Rights as Employee. The grant of the Option confers upon the Optionee no right to continued employment by the Company or its subsidiaries.

12. Additional Restrictions. The Option shall be exercised in accordance with such terms and conditions as the Management Development and Compensation Committee (or the Options Subcommittee thereof) of the Company’s Board of Directors shall from time to time adopt to the extent not inconsistent with the Delaware General Corporation Law, the Plan and Section 422 of the Internal Revenue Code.

13. Government Regulations. Notwithstanding anything contained herein to the contrary, the Company’s obligations to issue or deliver certificates evidencing the Common Shares shall be subject to all applicable laws, rules and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required.

14. Capitalized Terms. All capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in the Plan.

IN WITNESS WHEREOF, this Agreement has been executed as of the day and year first above written.

Raytheon Company

By:
William H. Swanson
President

The undersigned Optionee hereby accepts the foregoing Option and the terms and conditions hereof.

Optionee

QUESTIONS CONCERNING THIS AGREEMENT OR THE OPTION GRANT SHOULD BE DIRECTED TO A SMITH

BARNEY CUSTOMER REPRESENTATIVE AT (800) 803-5086